Exhibit 99.1

Aura FAT Projects Acquisition Corp. Announces the Separate Trading of its Class A Common Stock and Warrants

SINGAPORE /June 2, 2022/ Aura FAT Projects Acquisition Corp. (Nasdaq: AFAR) (the "Company"), a blank check company formed for the purpose of effecting a merger, capital stock exchange, asset acquisition, stock purchase, reorganization, or similar business combination with one or more businesses, today announced that holders of the units sold in the Company’s initial public offering of 11,500,000 units completed on April 18, 2022, may elect to separately trade the shares of Class A common stock and warrants included in the units commencing on or about June 3, 2022. Holders of units will need to have their broker contact Continental Stock Transfer & Trust Company, the Company’s transfer agent, in order to separate the units into shares of Class A common stock and warrants. Those units not separated will continue to trade on the Nasdaq Global Market (“Nasdaq”) under the ticker symbol “AFARU,” and the Class A common stock and warrants that are separated will trade on Nasdaq under the symbols “AFAR” and “AFARW,” respectively.

The securities described above were offered by the Company pursuant to a registration statement on Form S-1 (File No. 333-26371) that was originally filed with the Securities and Exchange Commission (“SEC”) on March 18, 2021 and declared effective on April 12, 2022. The offering was made only by means of a prospectus, copies of which may be obtained from: EF Hutton, division of Benchmark Investments, LLC, 590 Madison Ave, 39th Floor, New York, NY 10022, Attention: Syndicate Department, or via email at syndicate@efhuttongroup.com or telephone at (212) 404-7002, or by visiting EDGAR on the SEC’s website at www.sec.gov.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy any of the securities described herein, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

Forward-Looking Statements

This press release contains statements that constitute "forward-looking statements," including with respect to the Company's initial public offering and search for an initial business combination. Forward-looking statements are statements that are not historical facts and are subject to numerous conditions, many of which are beyond the control of the Company, including those set forth in the Risk Factors section of the Company's registration statement and final prospectus for the Offering filed with the SEC. Copies are available on the SEC's website, www.sec.report. Such forward-looking statements are subject to risks and uncertainties, which could cause actual results to differ from the forward-looking statements. The Company expressly disclaims any obligations or undertaking to release publicly any updates or revisions to any forward-looking statements contained herein, except as required by law.

Contact

Aura FAT Projects Acquisition Corp.

1 Phillip Street, #09-00 Royal One Phillip

Singapore, 048692

Attn: David Andrada

Email: david@fatprojects.com

Telephone: 65-3135-1511